CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Fixed Income Trust


We consent to the use of our reports, dated May 29, 1998 and July 31, 1998, for Evergreen U.S. Government Fund and Evergreen Intermediate Term Government Securities Fund, respectively, each a portfolio of Evergreen Fixed Income Trust, incorporated herein by reference and to the references to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.


                                             /s/  KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Boston, Massachusetts
April 12, 1999